Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement on Form S-8 No. 333-271580 pertaining to the Hyster-Yale Materials Handling, Inc. Non-Employee Directors’ Equity Compensation Plan (As Amended and Restated Effective May 9, 2023) for the registration of 200,000 shares of Class A common stock,
(2)Registration Statement on Form S-8 No. 333-262448 pertaining to the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan of Hyster-Yale Materials Handling, Inc. for the registration of 908,590 shares of Class A common stock,
(3)Registration Statement on Form S-8 No. 333-231851 pertaining to the Hyster-Yale Materials Handling, Inc. Non-Employee Directors' Equity Compensation Plan (As Amended and Restated Effective May 17, 2019) of Hyster-Yale Materials Handling, Inc. for the registration of 100,000 shares of Class A common stock,
(4)Registration Statement on Form S-8 No. 333-184710 pertaining to the Hyster-Yale Materials Handling, Inc. Supplemental Long-Term Equity Incentive Plan of Hyster-Yale Materials Handling, Inc. for the registration of 100,000 shares of Class A common stock,
(5)Registration Statement on Form S-8 No. 333-184709 pertaining to the Hyster-Yale Materials Handling, Inc. Non-Employee Directors' Equity Compensation Plan of Hyster-Yale Materials Handling, Inc. for the registration of 100,000 shares of Class A common stock, and
(6)Registration Statement on Form S-8 No. 333-184708 pertaining to the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan of Hyster-Yale Materials Handling, Inc. for the registration of 750,000 shares of Class A common stock;

of our reports dated February 27, 2024, with respect to the consolidated financial statements of Hyster-Yale Materials Handling, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Hyster-Yale Materials Handling, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Hyster-Yale Materials Handling, Inc. and Subsidiaries for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Cleveland, Ohio
February 27, 2024